                                                                   Exhibit 10.57

                              TRAVELBYUS.COM LTD.

                                    - and -

                                TRAVEL24.COM AG

________________________________________________________________________________

                           SHARE EXCHANGE AGREEMENT

________________________________________________________________________________

                         Cassels Brock & Blackwell LLP
                           Scotia Plaza, Suite 2100
                              40 King Street West
                               Toronto, Ontario
                                    M5H 3C2

THIS SHARE EXCHANGE AGREEMENT is made as of the 16th day of June, 2000.

BETWEEN:

          TRAVELBYUS.COM LTD. a corporation incorporated pursuant to the laws of the Province of Ontario

          ("Travelbyus")

          - and -

          TRAVEL24.COM AG, a corporation incorporated pursuant to the laws of
          .

          ("T24")

RECITALS:

A. Travelbyus and T24 executed a letter of intent dated as of the 23/rd/ day of May, 2000 (the "LOI") pursuant to which:

     (i) Travelbyus has agreed to issue 13,800,000 common shares in its capital (the "Travelbyus Shares") to T24 in exchange for 1,282,594 common shares in the capital of T24 (the "T24 Shares"); and

     (ii) Travelbyus and T24 have agreed to use their best efforts to effect a full merger (the "T24 Merger") subject to requisite board of director, shareholder and regulatory approvals including without limitation, the approval of The Toronto Stock Exchange (the "TSE") and the German Neuer Market (the "GNM").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged) the parties hereto agree as follows:

                                   Article 1
                 Definitions And Principles Of Interpretation
                 --------------------------------------------

1.1 Definitions - Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:
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                                      -2-

         "Acquisition Proposal" shall mean any reorganization, recapitalization, reclassification, combination, merger, consolidation, amalgamation, plan of arrangement, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material sale of shares or rights or their respective interests therein or thereto or similar transactions involving Travelbyus or T24, as the case may be, or any of their respective Subsidiaries or a proposal to do so, excluding the T24 Merger, the Aviation Merger and the Transaction.

         "Agreement" means this Share Exchange Agreement, including all schedules and all instruments supplementing, amending or confirming this Agreement and references to "Article" or "Section" mean and refer to the specified Article or section of this Agreement.

         "Affiliate" shall mean any Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

         "Applicable Laws" shall mean, with respect to any Person all Laws by which such Person, any of its Subsidiaries or any of their respective securities, material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective securities, material assets or properties.

         "Aviation" shall means Aviation Group, Inc. a corporation incorporated pursuant to the laws of Dallas, Texas.

         "Aviation Merger" shall mean the merger pursuant to and as contemplated by the Aviation Arrangement Agreement.

         "Aviation Arrangement Agreement" shall mean the arrangement agreement dated as May 3 2000 among Aviation, Aviation Group Canada Ltd and Travelbyus.

         "Bankruptcy Laws" shall mean; (i) all bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Laws of general application affecting the rights and remedies of creditors; and
         (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         "Benefit Plans" shall mean all employee benefit plans, and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, written or oral and whether maintained by or binding upon Travelbyus or T24, as the case may be, or any of their respective Subsidiaries that provide rights or benefits of economic value to their respective current or former employees or any current or former beneficiary, dependent or assignee of any such employees or former employees.
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                                      -3-

         "Business Day" shall mean any day on which commercial banks are open for business in Toronto, Ontario and any day other than a Saturday, Sunday or a day observed as a holiday in Toronto, Ontario.

         "Claims" means any claim, demand, action, suit, litigation, arbitration, investigation, proceeding, cause of action, damage, loss, cost, liability or expense, including without limitation, reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

         "Closing" means the completion of the sale to and purchase by Travelbyus of the Purchased Shares under this Agreement.

         "Closing Date" means the 30/th/ day of September, 2000 or such other date as the Parties may agree in writing as the date upon which Closing shall take place.

         "Closing Time" means 10:00 a.m. Toronto time on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which Closing shall take place.

         "Commercial Software" shall mean packaged commercial software programs generally available to the public through retail computer software dealers or available directly from the manufacturer which have been licensed to Travelbyus or T24, as the case may be, or any of their respective Subsidiaries pursuant to End-User Licenses and which are used in the business of Travelbyus or T24, as the case may be, or any of their respective Subsidiaries but are in no way a component of or incorporated in or specifically required to develop or support any of the products and related trademarks, technology and know-how of Travelbyus or T24, as the case may be, or any of their respective Subsidiaries.

         "Commissions" shall mean the Alberta, British Columbia, Manitoba, Ontario and Saskatchewan Securities Commissions.

         "Consent" shall have the meaning ascribed thereto in section 3.4

         "Contract" shall mean any written or oral agreement, contract, instrument, indenture, bond, debenture, note, credit agreement, mortgage, lease, permit, concession, grant, franchise, license, guarantee or commitment to which a Person or any of its Subsidiaries is a party or by which it, any of their respective Subsidiaries or any of its material assets or properties is bound or which is applicable to it, any of their respective Subsidiaries or any of their respective material assets or properties.

         "Control" (including with correlative meaning, controlled by and under common control with) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and
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                                      -4-

         policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Dollar" or "$" shall mean US dollars.

         "Encumbrance" shall mean any mortgage, pledge, lien, claim, charge, security interest, lease, conditional sale or other title retention agreement, easement, servitude, refusal, claim of infringement, condition or other restriction or encumbrance of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership on assets.

         "End-User Licenses" shall mean End-User Licenses, under which Travelbyus or T24, as the case may be, or any of their respective Subsidiaries is the licensor and which provide for payments to Travelbyus or T24, as the case may be, or any of their respective Subsidiaries of less than $250,000.

         "Environmental Claim" shall mean any notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resource damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from: (a) the presence or release of any Material of Environmental Concern, whether or not the Material of Environmental Concern is present on or has been released from property owned by that party or any of its Affiliates; or (b) circumstances forming the basis for any violation or alleged violation of any Environmental Law.

         "Environmental Laws" shall mean any and all Laws relating to the protection of public health, safety or the environment.

         "GNM" has the meaning ascribed thereto in the preambles to this Agreement (Neuer Markt, trading segment of the Deutsche Borse AG).

         "Governmental Entity" shall mean; (a) any German, United States, Canadian, multinational, foreign, federal, provincial, state, regional, territorial, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency; (b) any subdivision, agent, commission, board, authority or instrumentality of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing. The term "Governmental Entity" shall include the OSC, GNM, the TSE, the Winnipeg Stock Exchange, The Canadian Venture Exchange and the Frankfurt Stock Exchange.

         "HSR Act" shall mean the US Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
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                                      -5-

         "Indebtedness" shall mean; (a) all items (except items of capital, shareholders' equity, surplus or retained earnings and general contingency reserves) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities of Travelbyus or T24, as the case may be, and their respective Subsidiaries as of the date at which Indebtedness is to be determined; (b) indebtedness secured by any Encumbrance to which any property or asset owned or held by Travelbyus or T24, as the case may be, and their respective Subsidiaries is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) indebtedness of others which Travelbyus or T24, as the case may be, and their respective Subsidiaries have directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold or discounted with recourse (contingently or otherwise) or to purchase or repurchase or otherwise acquire or in respect of which Travelbyus or T24, as the case may be, and their respective Subsidiaries have agreed to supply or advance funds (whether by way of loan, share purchase, capital contribution or otherwise) or otherwise become directly or indirectly liable.

         "Laws" shall mean all laws, statutes, ordinances, regulations, rules, published policies and guidelines of any Governmental Entity and the terms and conditions of any Permit, judgment, order or decree of any Governmental Entity.

         "Leases" shall mean each lease, sublease, license or other agreement under which Travelbyus or T24, as the case may be, or any of their respective Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that; (a) provides for future minimum payments of $10,000 or more per month (ignoring any right of cancellation or termination); or (b) the cancellation or termination of which would have a Material Adverse Effect.

         "Liabilities" shall have the meaning ascribed thereto in section 3.7.2.

         "LOI" has the meaning ascribed thereto in the preambles to this Agreement.

         "Material Adverse Effect" shall mean, among other things, any event, change or effect that is or is reasonably expected to be materially adverse to; (a) the financial condition, business, operations, assets, properties, personnel or results of operations of Travelbyus or T24, as the case may be, and their respective Subsidiaries taken as a whole; or
         (b) the ability of Travelbyus or T24, as the case may be, and their respective Subsidiaries to perform their respective obligations under this Agreement, or to consummate the Transaction, or any of the other transactions contemplated hereby. "Material Adverse Effect" shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industry in which Travelbyus or T24, as the case may be, operates.

         "Materials of Environmental Concern" shall mean petroleum and its by-products, all hazardous substances and all substances or constituents that are regulated by or form the basis for liability under any Environmental Laws.
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                                      -6-

         "OBCA" shall mean the Business Corporations Act (Ontario).

         "OSC" shall mean the Ontario Securities Commission.

         "Parties" means Travelbyus and T24 and "Party" means any one of them.

         "Permit" shall mean any permit, concession, approval, permission, authorization, certificate or license from any Governmental Entity.

         "Permitted Encumbrances" shall mean; (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith; (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business; (c) liens on personal property leased under operating leases; (d) liens, pledges or deposits incurred or made in connection with workers' compensation, unemployment insurance and other social insurance and social security benefits or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business; (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business; (f) liens under Article 2 of the applicable commercial code in effect under applicable personal property security Laws that are special property interests in goods identified as goods to which a contract refers; and (g) liens under applicable personal property that are purchase money security interests, none of which are material in the aggregate or individually.

         "Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, governmental authority and a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

         "Subsidiary" shall mean any corporation, association or other business entity a majority of the shares or other voting interests (by number of votes to the election of directors or persons holding positions with similar responsibilities) of which is owned by Travelbyus or T24, as the case may be, or any of their respective Subsidiaries.

         "T24 " means Travel24.com AG

         "T24 Advances" has the meaning ascribed thereto in section 9.1.

         "T24 Balance Sheet" shall have the meaning ascribed thereto in section 4.7.1.
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                                      -7-

         "T24 Benefit Plans" shall mean all benefit plans sponsored or maintained by T24 or any of its Subsidiaries or under which T24 or any of its Subsidiaries is obligated.

         "T24 Common Shares" shall mean, the common shares in the capital of T24.

         "T24 Disclosure Schedule" shall have the meaning ascribed thereto in
         Article 4.

         "T24 Insurance Contracts" shall have the meaning ascribed thereto in section 4.19.

         "T24 Loan Amount" has the meaning ascribed thereto in section 9.1.

         "T24 Loan Commitment" has the meaning ascribed thereto in the preambles to this Agreement.

         "T24 Merger" has the meaning ascribed thereto in the preambles to this Agreement.

         "T24 Plans" shall mean, collectively, all T24 Benefit Plans and all plans, programs and agreements described in subsection 4.12.

         "T24 Proprietary Rights" shall have the meaning ascribed thereto in section 4.17.1.

         "T24 Securities Reports" shall have the meaning ascribed thereto in section 4.6.

         "T24 Shares" has the meaning ascribed thereto in the preambles to this Agreement.

         "T24 Superior Proposal" shall have the meaning ascribed thereto in section 7.13.2.

         "Tax" shall mean any European, Canadian, United States, multinational, foreign, federal, provincial, state, regional, territorial, municipal and local capital, capital stock, disability, customs duties, employment, environmental, estimated, excise, franchise, capital gains, employer health, income, license, alternative or add-on minimum, occupation, payroll, premium, profits, windfall profits, personal property, real property, gross receipts, registration, gross revenue, sales, goods and services, severance, social security (or similar), stamp, transfer, turnover, unemployment, use, value added, withholding, net worth or other tax of any kind whatsoever including employment insurance and Canada Pension Plan premiums as well as any interest or penalty in respect thereof and any addition thereto, whether disputed or not.
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                                      -8-

         "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         "Transaction" means the issuance of Travelbyus Shares in exchange for the T24 Shares and $5 million.

         "Travelbyus" means Travelbyus.com Ltd.

         "Travelbyus Balance Sheet" shall have the meaning ascribed thereto in section 3.7.1.

         "Travelbyus Benefit Plans" shall mean all benefit plans sponsored or maintained by Travelbyus or any of its Subsidiaries or under which Travelbyus or any of its Subsidiaries is obligated.

         "Travelbyus Common Shares" shall mean the common shares in the capital of Travelbyus.

         "Travelbyus Disclosure Schedule" shall have the meaning ascribed thereto in Article 3.

         "Travelbyus Insurance Contracts" shall have the meaning ascribed thereto in section 3.19.

         "Travelbyus Plans" shall mean, collectively, all Travelbyus Benefit Plans and all plans, programs or arrangements described in subsection 3.12.

         "Travelbyus Proprietary Rights" shall have the meaning ascribed thereto in section 3.17.1.

         "Travelbyus Securities Reports" shall have the meaning ascribed thereto in section 3.6.

         "Travelbyus Shares" has the meaning ascribed thereto in the preambles to this Agreement

         "TSE" has the meaning ascribed thereto in the preambles to this Agreement.

         "United States" means the United States of America, including any state thereof and its territories and assigns.

         "Violation" shall mean, with respect to any provision, with or without the giving of notice or the lapse of time, or both; (a) any conflict with, violation or breach of, or default under, such provision; (b) the arising of any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, such provision; or (c) the arising of any
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                                     -9-

         Encumbrance upon any of the properties or assets of the Person or any of its Subsidiaries subject to the provision.

1.2  Certain Rules of Interpretation - In this Agreement and the Schedules:

     (a) Time - time is of the essence in the performance of the Parties' respective obligations.

     (b) Currency - unless otherwise specified, all references to money amounts are to United States currency.

     (c) Headings - the descriptive headings of Articles and sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or sections.

     (d) Singular, etc. - the use of words in the singular or plural or with a particular gender shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

     (e) Consent - whenever a provision of this Agreement requires an approval or consent by a Party and notification of such approval or consent is not delivered within the applicable time limit, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

     (f) Calculation of Time - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and by including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

     (g) Business Day - whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action shall be taken on the next Business Day following such day.

1.3 Knowledge - In this Agreement, any reference to the knowledge of a Party shall mean to the best of the knowledge, information and belief of the Party after reviewing all relevant records and making due inquiries.

1.4 Entire Agreement - This Agreement together with the other agreements and documents to be delivered pursuant to this Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties (including without limitation, the LOI) and there are no warranties, representations or other agreements among the Parties in connection with the Transaction except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification, waiver or
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                                     -11-

termination of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby.

1.5 Applicable Law and Attornment - This Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.6 Accounting Principles - In this Agreement all references to generally accepted accounting principles means to principles recommended, from time to time, with respect to Travelbyus, by the Canadian Institute of Chartered Accountants and with respect to T24, by . and all accounting terms not otherwise defined in this Agreement have the meanings assigned thereto in accordance with Canadian generally accepted accounting principles with respect to Travelbyus and in accordance with German generally accepted accounting principles with respect to T24.

1.7 Tender - Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a bank or by negotiable cheque payable in United States funds and certified by a bank or trust Travelbyus or with the consent of the Party entitled to payment by wire transfer of immediately available funds to the account specified by that Party.

1.8 Disclosure - The Parties acknowledge that any information, matter, circumstance, agreement, document or other thing disclosed in any Schedule to this Agreement shall be deemed to be disclosed in every other Schedule for purposes of the representations and warranties of the Parties.

                                   Article 2
                             Exchange Transaction
                             --------------------

2.1 Exchange Transaction- Subject to the terms and conditions herein, the Parties shall effect the following transactions:

     (a) At the Closing Time, Travelbyus shall issue to T24 the Travelbyus Shares and shall deliver a certificate therefor to T24 registered in the name of T24 which certificate shall include a legend restricting the transfer of the Travelbyus Shares for a period of one year; and

     (b) T24 shall issue to Travelbyus the T24 Shares and shall deliver a global share certificate to Clearstream Banking AG and such global share certificate shall not be transferable for a period of one year;

2.2 Place of Closing - The Closing shall take place at the Closing Time at the offices of Cassels Brock & Blackwell LLP, Barristers and Solicitors, 40 King Street East, Suite 2100, Toronto, Ontario M5H 3C2 or at such other place as may be agreed upon by T24 and Travelbyus.
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                                     -12-

                                   Article 3
                 Representations And Warranties Of Travelbyus

Travelbyus represents and warrants to T24 that the statements in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by Travelbyus to T24 on the date hereof (the "Travelbyus Disclosure Schedule"). The Travelbyus Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this
Article 3. The disclosure in any section or paragraph of the Travelbyus Disclosure Schedule shall qualify other sections and paragraphs in this Article 3 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs.

3.1 Corporate Status of Travelbyus and its Subsidiaries - Each of Travelbyus and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, with the requisite corporate or organizational power and authority to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of Travelbyus and its Subsidiaries is duly qualified or licensed to do business and is in good standing as an extra-provincial or foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Material Adverse Effect. Section 3.1 of the Travelbyus Disclosure Schedule sets forth a complete list of Travelbyus' Subsidiaries, their jurisdictions of incorporation and a complete list of each jurisdiction in which each of Travelbyus and its Subsidiaries is duly qualified and in good standing to do business.

3.2 Articles of Incorporation, By-Laws, Directors and Officers - Travelbyus has delivered to T24 true and complete copies of the Articles of Incorporation and By-laws of Travelbyus, including all amendments thereto, as in effect on the date hereof. Each of the minute books of Travelbyus and its Subsidiaries made available to T24 and/or its agents contains accurate records of all meetings and consents in lieu of meetings of the Board of Directors of Travelbyus or its Subsidiaries, as the case may be (and any committees thereof) and of its securityholders (or other equity holders having rights to vote or consent) since the date of incorporation and such records accurately reflect all transactions referred to in such minutes and consents. Section 3.2 of the Travelbyus Disclosure Schedule sets forth a list of the directors and officers of Travelbyus and its Subsidiaries and the respective offices held by them.

3.3    Authority for Agreement; Noncontravention

3.3.1. Authority - Travelbyus has all requisite corporate power and authority to enter into this Agreement and to issue the Travelbyus Shares. The execution and delivery by
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                                     -13-

Travelbyus of this Agreement and the consummation by Travelbyus of the Transaction have been duly and validly authorized by the Board of Directors of Travelbyus. No other corporate proceedings on the part of Travelbyus are necessary to authorize the execution and delivery by Travelbyus of this Agreement and the consummation by Travelbyus of the Transaction. This Agreement has been duly executed and delivered by Travelbyus and constitutes a valid and binding obligation of Travelbyus, enforceable against Travelbyus in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws.

3.3.2. No Conflict - None of the execution and delivery by Travelbyus of this Agreement, the performance by Travelbyus of its obligations hereunder and the consummation by Travelbyus of the Transaction will cause a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of Travelbyus or any of its Subsidiaries or any contract, judgment, decree or order to which Travelbyus or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or to the knowledge of Travelbyus, any Applicable Laws, other than such Violations which individually or in the aggregate would not result in a Material Adverse Effect.

3.4. Governmental Consents - No consent, approval, order or authorization of or registration or filing with or declaration or notice to any Governmental Entity (the "Consents"), is required to be obtained by Travelbyus or any of its Subsidiaries in connection with the execution and delivery by Travelbyus of this Agreement or the performance by Travelbyus of its obligations hereunder or thereby except any approvals required in accordance with the rules of the TSE and the Winnipeg Stock Exchange and such filings and notices as may be necessary under the Investment Canada Act.

3.5.   Capitalization

3.5.1. Authorized Share Capital of Travelbyus -. The authorized and issued share capital of Travelbyus is as set forth in section 3.5.1 of the Travelbyus Disclosure Schedule. All of the issued Travelbyus Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued Travelbyus Common Shares was issued in violation of the terms of any agreement or other understanding binding upon Travelbyus. All of the issued Travelbyus Common Shares were issued in compliance with all applicable charter documents of Travelbyus and all Applicable Laws. There are and have been no preemptive rights with respect to the issuance of Travelbyus Common Shares.

3.5.2. Options and Convertible Securities of Travelbyus - Section 3.5.2 of the Travelbyus Disclosure Schedule sets forth a complete list of; (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which Travelbyus or any of its Subsidiaries has reserved shares or any securities or obligations convertible into or exercisable or exchangeable for any shares, to any employee, director, consultant, service provider or other Person (collectively, the "Travelbyus Plans"); and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. Save and except as provided in section 3.5.2 of Travelbyus' Disclosure Schedule all such plans, arrangements and agreements are in compliance with all Applicable Laws and have been approved by the TSE. Except as set forth in section 3.5.2 of the Travelbyus Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate Travelbyus to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. None of the execution and delivery by Travelbyus of this Agreement, the performance by Travelbyus of its obligations hereunder and the consummation by Travelbyus of the Transaction and any other event that occurred on or prior to the date hereof will accelerate the vesting under any item set forth in section 3.5.2 of the Travelbyus Disclosure Schedule. Save and except as provided in section 3.5.2 of Travelbyus' Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Travelbyus or to the knowledge of Travelbyus, any securityholder of Travelbyus is a party with respect to the voting of Travelbyus Common Shares. Except as set forth in section 3.5.2 of the Travelbyus Disclosure Schedule, Travelbyus is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding Travelbyus Common Shares or other equity securities of Travelbyus.

3.5.3. Subsidiaries - Section 3.5.3 of the Travelbyus Disclosure Schedule sets forth the authorized and issued shares of each of Travelbyus' Subsidiaries. All of the issued shares of each of Travelbyus' Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued securities of any of Travelbyus' Subsidiaries was issued in violation of the terms of any agreement or other understanding binding upon the issuing Subsidiary and all of such issued securities were issued in compliance with all applicable charter documents of the issuing Subsidiary and all Applicable Laws. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate any of Travelbyus' Subsidiaries to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. There are and have been no preemptive rights with respect to the issuance of securities of any of Travelbyus' Subsidiaries. Travelbyus owns beneficially and of record all of the outstanding securities of each of its Subsidiaries, free and clear of all Encumbrances save and except as set forth in section 3.5.3 of the Travelbyus Disclosure Schedule. Other than Travelbyus' Subsidiaries, Travelbyus does not own, directly or indirectly, any shares or other equity interest or securities in any Person.

3.6. Securities Reports; Financial Statements - Travelbyus has timely filed all forms, reports and documents (including prospectuses, offering memoranda and TSE filing statements) with the Commissions and the TSE required to be filed by it pursuant to Applicable Laws (collectively, the "Travelbyus Securities Reports"). As of their respective dates, Travelbyus Securities Reports complied in all material respects with Applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Travelbyus included in Travelbyus Securities Reports complied in all material respects with applicable accounting requirements and with Applicable Laws, were prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements) and present fairly the consolidated financial position, results of operations, shareholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of Travelbyus and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements to; (i) the absence of certain notes thereto; and (ii) normal year-end audit adjustments.

3.7.    Absence of Material Adverse Changes and Undisclosed Liabilities

3.7.1. Changes - Since the date of the most recent consolidated balance sheet filed by Travelbyus with the Commissions (the "Travelbyus Balance Sheet"), Travelbyus has not experienced a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in section 3.7.1 of the Travelbyus Disclosure Schedule, since the date of the Travelbyus Balance Sheet neither Travelbyus nor any of its Subsidiaries has:

        (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

        (b) accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000;

        (c) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;

        (d) experienced material damage, destruction or loss (whether or not covered by insurance) to its material property (other than ordinary wear and tear not caused by neglect);

        (e) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of the assets, tangible or intangible, of Travelbyus or any Subsidiary;

        (f) issued, sold, delivered or otherwise disposed of any shares or any securities or obligations convertible into or exercisable or exchangeable for any shares of Travelbyus or any of its Subsidiaries or undergone any reorganization, recapitalization, reclassification, stock split or reverse stock split;

        (g) accelerated, amended, repriced or changed the period of exercisability of any outstanding security or authorized cash payments in exchange for any options granted under any of Travelbyus Plans;

        (h) declared, set aside or paid any dividend or distribution with respect to its shares (whether in cash or in kind) or directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

        (i) entered into financial arrangements for the benefit of any director, officer or securityholder of Travelbyus other than in connection with such Person's employment by Travelbyus in the ordinary course of its business and consistent with past practice;

        (j) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $100,000;

        (k) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multi-employer plans;

        (l) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees other than in the ordinary course of its business and consistent with past practice; or

        (m)  committed (orally or in writing) to do any of the foregoing.

3.7.2. Liabilities - Except for liabilities and obligations; (i) set forth in Travelbyus Securities Reports; or (ii) set forth in section 3.7.2 of the Travelbyus Disclosure Schedule; neither Travelbyus nor any of its Subsidiaries has any Liabilities required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Travelbyus or in the notes thereto and which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

3.8. Litigation and Audits - Except as set forth in section 3.8 of the Travelbyus Disclosure Schedule, there is no investigation or inquiry by any Governmental Entity with respect to Travelbyus or any of its Subsidiaries pending or to the knowledge of Travelbyus threatened, nor has any Governmental Entity indicated to Travelbyus or any of its Subsidiaries an intention to conduct the same. Except as set forth in section 3.8 of the Travelbyus Disclosure Schedule, there is no claim, action, suit, arbitration or proceeding pending or to the knowledge of Travelbyus threatened against or involving Travelbyus, any of its Subsidiaries or any of their respective assets or properties, at law or in equity or before any arbitrator or Governmental Entity, which if determined adversely to Travelbyus or any Subsidiary could result in a Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental

Entity or arbitrator outstanding against Travelbyus or any of its Subsidiaries, which if existed, would result in a Material Adverse Effect.

3.9. Compliance with Applicable Law, Articles of Incorporation and By-Laws - Each of Travelbyus and its Subsidiaries has all requisite Permits necessary to carry on its respective business as currently being conducted and to own, lease and operate the respective properties currently owned, leased and operated by it in the manner currently owned, leased and operated, except where the failure to have such Permits would not result in a Material Adverse Effect. There are no proceedings pending or to the knowledge of Travelbyus threatened, which might result in the revocation, cancellation, suspension or adverse modification of any such Permit. The business of Travelbyus and its Subsidiaries has not been conducted in Violation of Applicable Laws, except for Violations which individually or in the aggregate would not result in a Material Adverse Effect. Neither Travelbyus nor any of its Subsidiaries is in Violation of nor has any event occurred that has resulted or will result in a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of Travelbyus and its Subsidiaries.

3.10. Books and Records; Accounting Matters - The books, records and accounts of Travelbyus and its Subsidiaries: (a) have been maintained in accordance with good business practices; (b) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the respective assets of Travelbyus and its Subsidiaries; and (c) accurately and fairly reflect in all material respects the basis for the Travelbyus Balance Sheet. Travelbyus has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that; (i) transactions are executed in accordance with management's general or specific authorizations; and
(ii) transactions are recorded as necessary; (a) to permit preparation of accurate financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements; and
(b) to maintain accountability for assets. There has been no change in Travelbyus' accounting policies or the methods of making accounting estimates or changes in estimates that are material to Travelbyus' financial statements except as described in the notes thereto.

3.11.   Tax Matters

3.11.1. Filing of Returns - Each of Travelbyus and its Subsidiaries has prepared and timely filed with all appropriate Governmental Entities all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Neither Travelbyus nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than extensions for which Travelbyus or any of its Subsidiaries has filed a request which request has resulted in the automatic granting of such extension. No Governmental Entity in any jurisdiction in which any of Travelbyus and any of its Subsidiaries does not file Tax Returns has ever claimed that Travelbyus or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

3.11.2. Payment of Taxes - All Taxes payable or owed by Travelbyus and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due. In the case of Taxes accruing on or before the date hereof that are not due on or before the date hereof, Travelbyus has made adequate provision in its books and records and financial statements for such payment. There are no security interests on any assets of Travelbyus or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

3.11.3. Withholding - Each of Travelbyus and its Subsidiaries has withheld from every payment made to each of its current or former employees, officers, directors, shareholders, independent contractors, creditors, non-residents and other Persons all amounts required by Applicable Law to be withheld and, where required, has remitted such amounts within the applicable periods to the appropriate Governmental Entity.

3.11.4. Assessments - Neither Travelbyus nor any of its Subsidiaries expects any authority to assess any additional Taxes in excess of tax reserves provided for in Travelbyus' financial statements against Travelbyus or any of its Subsidiaries for any period for which Tax Returns have been filed. No Tax Return of Travelbyus or any of its Subsidiaries has been audited or currently is the subject of audit. No Governmental Authority has raised any dispute or claim concerning any Tax liability of Travelbyus or any of its Subsidiaries. Neither Travelbyus nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

3.11.5. Access to Returns - Travelbyus has provided T24 with a copy of or access to all Canadian and other federal, provincial, state and local income and capital Tax returns filed by Travelbyus and its Subsidiaries after September 30, 1999. Travelbyus has provided T24 with a copy of or access to all assessments, extensions and waivers resulting from any examinations or audits of Travelbyus or any of its Subsidiaries by a Governmental Entity in respect of Taxes and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by Travelbyus or any of its Subsidiaries and described in section 3.11 of the Travelbyus Disclosure Schedule.

3.12.    Employee Benefit Plans

3.12.1. List of Plans - Section 3.12 of the Travelbyus Disclosure Schedule sets forth a complete list of all Travelbyus Benefit Plans. Travelbyus has delivered to T24; (a) accurate and complete copies of all Travelbyus Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts; (b) accurate and complete detailed summaries of all unwritten Travelbyus Benefit Plans; (c) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Travelbyus Benefit Plans for which financial statements or actuarial reports are required or have been prepared; (d) accurate and complete copies of all information returns and annual reports for all Travelbyus Benefit Plans (for which information returns or annual reports are required or have been prepared) prepared within the last three years; (e) all material professional opinions relating to Travelbyus Benefit Plans; and (f) accurate and complete copies of material correspondence with all regulatory authorities.

3.12.2. Claims - There are no pending or to the knowledge of Travelbyus threatened claims by or on behalf of any Travelbyus Benefit Plans or by or on behalf of any individual participants or beneficiaries of any Travelbyus Benefit Plans alleging any breach of fiduciary duty on the part of Travelbyus or any of its Subsidiaries or any of their respective officers, directors, employees or agents under any Applicable Laws or claiming benefit payments (other than those made in the ordinary operation of such Travelbyus Benefit Plans) nor to the knowledge of Travelbyus is there any basis therefor that if existed would cause a Material Adverse Effect.

3.12.3. Contributions - Travelbyus and each of its Subsidiaries has timely made all required contributions under Travelbyus Benefit Plans.

3.12.4. Travelbyus Benefit Plans - All of Travelbyus Benefit Plans in which employees of Travelbyus and each of its Subsidiaries participate or are eligible to participate are and have been established, registered, qualified, invested and administered in all respects in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to Travelbyus Benefit Plans. With respect to Travelbyus Benefit Plans having special Tax status, no fact or circumstance exists that could adversely affect the intended Tax status of such Travelbyus Benefit Plan. All obligations regarding Travelbyus Benefit Plans have been satisfied and there are no actions, outstanding defaults or violations by any party to any Travelbyus Benefit Plan that could subject Travelbyus or any of its Subsidiaries to any material penalty or Tax and no Tax, penalty or fee is owing or eligible under or in respect of any Travelbyus Benefit Plan. Neither Travelbyus nor its applicable Subsidiary, subject to the limitations or conditions set forth in other provisions hereof, may unilaterally amend, modify, vary, revoke or terminate, in whole or in part, any Travelbyus Benefit Plan maintained by it or may take contribution holidays under or withdraw surplus from such Travelbyus Benefit Plans, subject only to approvals required by Applicable Laws. Subject to Applicable Laws and all limitations and conditions in other provisions hereof, Travelbyus or its applicable Subsidiaries may amend, revise or merge any Travelbyus Benefit Plan or transfer or merge the assets or liabilities of any Travelbyus Benefit Plan with any other arrangement, plan or fund. No Travelbyus Benefit Plan nor any related trust or other funding medium thereunder is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity or by any other party (other than routine claims for benefits) and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Travelbyus Benefit Plan required to be registered. All contributions or premiums required to be made by Travelbyus or any of its Subsidiaries under the terms of a Travelbyus Benefit Plan or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of a Travelbyus Benefit Plan, and neither Travelbyus nor any of its Subsidiaries has and, as of the Effective Time, will have any Liability (other than Liabilities accruing after the Effective Time) with respect to any of Travelbyus Benefit Plans. Contributions or premiums will be paid by Travelbyus and its Subsidiaries on an accrual basis for the period up to the Effective Time even though not otherwise required to be made until a later date. No amendments have been made to any Travelbyus Benefit Plan and no improvements to any Travelbyus Benefit Plan have been promised. No statement, either written or oral, has been made by or on behalf of Travelbyus or its Subsidiaries that was not in accordance with the terms of Travelbyus Benefit Plans which would have a Material Adverse Effect. There have been no withdrawals, applications or transfers of assets from any Travelbyus Benefit Plan or the trusts or other funding media relating thereto in violation of Applicable Laws or the terms of Travelbyus Benefit Plans and neither Travelbyus nor any of its Subsidiaries or any agent thereof has been negligent, or in breach of any fiduciary obligation, with respect to the administration of Travelbyus Benefit Plans. Each Travelbyus Benefit Plan is fully funded or fully insured on both an ongoing and solvency basis. All employee data necessary to administer each Travelbyus Benefit Plan has been provided to T24 and is true and correct. No insurance policy or other contract or agreement affecting Travelbyus Benefit Plans requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Travelbyus Benefit Plan is reasonable and sufficient to provide for all incurred claims. No Travelbyus Benefit Plan provides benefits to retired employees or to the beneficiaries or dependants of retired employees. No Travelbyus Benefit Plan is a plan or arrangement to which more than one employer that is not Travelbyus nor any of its Subsidiaries is required or permitted to contribute and no Travelbyus Benefit Plan is a multi-employer plan.

3.13. Employment-Related Matters - Neither Travelbyus nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Travelbyus or any of its Subsidiaries nor are any of such contracts or agreements pending or contemplated. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or to the knowledge of Travelbyus, threatened against or otherwise affecting Travelbyus or any of its Subsidiaries and neither Travelbyus nor any of its Subsidiaries has experienced the same. Except as set forth in section 3.13 of the Travelbyus Disclosure Schedule neither Travelbyus nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after December 31, 1999 nor has Travelbyus or any of its Subsidiaries planned or announced any such action or program for the future with respect to which Travelbyus or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by Travelbyus or any of its Subsidiaries to their respective employees before the date hereof have been paid or accrued in all material respects as of the date hereof. No Person has asserted any claim or to the knowledge of Travelbyus, has any reasonable basis to assert any valid claim against Travelbyus or any of its Subsidiaries that either the continued employment by or association with Travelbyus or any of its Subsidiaries of any of the current officers or employees of or consultants to Travelbyus or any of its Subsidiaries contravenes any agreements or Applicable Laws relating to unfair competition, trade secrets or proprietary information. Closing will not result in the payment, vesting or acceleration of any benefit, payment or amount under any of Travelbyus Benefit Plans.

3.14.    Environmental

3.14.1. Environmental Laws - Travelbyus and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither Travelbyus nor any of its Subsidiaries has received any communication that alleges that Travelbyus or any of its Subsidiaries was or is not in compliance in all respects with or has any liability under any applicable Environmental Law. To the knowledge of Travelbyus there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws.

3.14.2. Environmental Claims - There is no Environmental Claim pending or to the knowledge of Travelbyus, threatened against or involving Travelbyus or any of its Subsidiaries or against any Person whose liability for any Environmental Claim Travelbyus or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that if existed, would cause a Material Adverse Effect.

3.15.    Assets Other Than Real Property

3.15.1. Title - Travelbyus and its Subsidiaries have good and marketable title to all of the tangible assets shown on the Travelbyus Balance Sheet, in each case, free and clear of any Encumbrances except; (a) assets disposed of since the date of the Travelbyus Balance Sheet in the ordinary course of business and in a manner consistent with past practice and not material in amount; (b) Encumbrances reflected in the Travelbyus Balance Sheet or otherwise in the most recent consolidated financial statements filed by Travelbyus with the Commissions; (c) Permitted Encumbrances; and (d) Encumbrances set forth in section 3.15 of the Travelbyus Disclosure Schedule. None of such Encumbrances in sections (a) through (d) individually or in the aggregate, would result in a Material Adverse Effect.

3.15.2. Condition - Except as set forth in section 3.15.2 of the Travelbyus Disclosure Schedule, all receivables shown on the Travelbyus Balance Sheet and all receivables accrued by Travelbyus and its Subsidiaries since the date of the Travelbyus Balance

Sheet have been collected or are collectible in the aggregate amount shown. All material plant, equipment and personal property owned by Travelbyus and its Subsidiaries and regularly used in their respective business are in good operating condition and repair, ordinary wear and tear excepted.

3.16.   Real Property

3.16.1. Travelbyus Real Property - Neither Travelbyus nor its Subsidiaries own any real property.

3.16.2. Travelbyus Leases - Section 3.16.2 of the Travelbyus Disclosure Schedule lists all of the Leases of Travelbyus and its Subsidiaries. Travelbyus has delivered to T24 complete copies of the Leases and all material amendments thereto (which are identified in section 3.16.2 of the Travelbyus Disclosure Schedule). Travelbyus Leases grant to Travelbyus or its Subsidiaries leasehold estates free and clear of all Encumbrances except Permitted Encumbrances. Travelbyus Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither Travelbyus nor any of its Subsidiaries nor to the knowledge of Travelbyus, any other party to a Travelbyus Lease is in material Violation of any Travelbyus Lease nor are there any facts or circumstances that would reasonably indicate that Travelbyus or any of its Subsidiaries is likely to be in material Violation of any Travelbyus Lease. Section 3.16.2 of the Travelbyus Disclosure Schedule correctly identifies each Travelbyus Lease that requires the consent of any Person in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of Travelbyus Leases remains to be paid for or to be performed by Travelbyus or any of its Subsidiaries.

3.16.3. Condition - All buildings, structures and fixtures or parts thereof used by Travelbyus or any of its Subsidiaries in the conduct of their respective business are in good operating condition and repair, ordinary wear and tear excepted and are insured with all coverages that are usual and customary for similar properties and similar businesses and that pursuant to the terms of Travelbyus Leases, are required to be insured by third parties.

3.17.   Intellectual Property

3.17.1. Right to Intellectual Property - Except as set forth in section 3.17.1 of the Travelbyus Disclosure Schedule, Travelbyus and its Subsidiaries own or have perpetual, fully paid, worldwide rights to use all patents, industrial designs, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, websites, domain names, inventions, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used in the business of Travelbyus and its Subsidiaries (the "Travelbyus Proprietary Rights"), free and clear of any and all Encumbrances. To the knowledge of Travelbyus, there is no reason why Travelbyus and its Subsidiaries will not be able to continue to own or have perpetual, fully paid, worldwide rights to use all Travelbyus Proprietary Rights necessary for the lawful conduct of their respective business as currently conducted and as currently proposed to be conducted without any infringement or conflict with the rights of others. Except as set forth in section 3.17.1 of the Travelbyus Disclosure Schedule all of the rights of Travelbyus and its Subsidiaries in and to Travelbyus Proprietary Rights are freely assignable in the name of Travelbyus or one of its Subsidiaries including the right to create derivatives and Travelbyus and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of Travelbyus Proprietary Rights.

3.17.2. List of Travelbyus Proprietary Rights - Section 3.17.2 of the Travelbyus Disclosure Schedule sets forth a complete list of Travelbyus Proprietary Rights specifying, where applicable, the jurisdictions in which each of Travelbyus Proprietary Rights has been issued or registered or in which an application for such issuance or registration has been filed including the respective registration or application numbers and the names of all registered owners and inventors, as applicable. Except as set forth in section 3.17.2 of the Travelbyus Disclosure Schedule, none of the products of Travelbyus and its Subsidiaries as currently marketed or supported have been registered for patent protection or for copyright protection in any jurisdiction nor has Travelbyus or any of its Subsidiaries been requested to make any such registration.

3.17.3. Royalties - Except as set forth in section 3.17.3 of the Travelbyus Disclosure Schedule neither Travelbyus nor any of its Subsidiaries is obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of their respective Travelbyus Proprietary Rights.

3.17.4. Licenses - Section 3.17.4 of the Travelbyus Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements to which Travelbyus or any of its Subsidiaries is a party and pursuant to which Travelbyus or any of its Subsidiaries is authorized to use any Travelbyus Proprietary Right (excluding End-User Licenses). Travelbyus Proprietary Rights include all trademarks, trade names, service marks, trade secrets, websites and domain names and software and all patent rights and industrial design rights that are necessary for Travelbyus and its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. None of Travelbyus, any of its Subsidiaries and the other contracting parties thereto is in violation of any license, sublicense or agreement included in such list except for violations that do not materially impair the rights of Travelbyus or its Subsidiaries under such license, sublicense or agreement, except as would not have a Material Adverse Effect. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery by Travelbyus of this Agreement, the performance by Travelbyus of its obligations hereunder and the consummation by Travelbyus of the Transaction will not cause Travelbyus or any of its Subsidiaries to be in violation or in default under any material license, sublicense or agreement nor will entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

3.17.5. Status of Registrations - All of Travelbyus Proprietary Rights set forth in section 3.17.2 of the Travelbyus Disclosure Schedule as having been issued by, registered with or filed with any patent or trademark office have been duly so issued, registered or filed, as the case may be and have been properly maintained and renewed in accordance with all Applicable Laws. Travelbyus and each of its Subsidiaries have diligently protected their respective Travelbyus Proprietary Rights and have diligently maintained the confidentiality of their trade secrets, know-how and other confidential Travelbyus Proprietary Rights. To the knowledge of Travelbyus there have been no acts or omissions by Travelbyus or any of its Subsidiaries the result of which has been or would be to compromise the rights of Travelbyus or any of its Subsidiaries to apply for or enforce appropriate legal protection of Travelbyus Proprietary Rights.

3.17.6. No Conflict - Except as set forth in section 3.17.6 of the Travelbyus Disclosure Schedule, no claims with respect to Travelbyus Proprietary Rights are pending, have been asserted or to the knowledge of Travelbyus are threatened by any Person nor to the knowledge of Travelbyus are there any valid grounds for any bona fide claims; (a) to the effect that the development, sale, licensing or use of any of the products of Travelbyus and its Subsidiaries as now developed, sold, licensed or used or as proposed for development, sale, licensing or use by Travelbyus and its Subsidiaries infringes on any patent, industrial design, trademark, trade name, service mark, copyright, trade secret, website or domain name or other proprietary right of any Person; (b) against the use by Travelbyus or any of its Subsidiaries of any patents, industrial designs, trademarks, trade names, service marks, copyrights, website or domain name and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material used in the business of Travelbyus and its Subsidiaries as currently conducted or as proposed to be conducted; or (c) challenging the ownership by Travelbyus or any of its subsidiaries of the validity of any registration for any application relating to or the effectiveness of any of Travelbyus Proprietary Rights. To the knowledge of Travelbyus there is no unauthorized use, infringement or misappropriation of any of Travelbyus Proprietary Rights by any third Person including without limitation, any current or former employee of Travelbyus or any of its Subsidiaries. No Travelbyus Proprietary Right or product of Travelbyus or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by Travelbyus or any of its Subsidiaries.

3.17.7. Employee Agreements - To the knowledge of Travelbyus, no employee, officer or consultant of Travelbyus or any of its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee, officer or consultant with Travelbyus or any of its Subsidiaries.

3.18.   Agreements, Contracts and Commitments

3.18.1. Travelbyus Agreements - Except as set forth in section 3.18 of the Travelbyus Disclosure Schedule neither Travelbyus nor any of its Subsidiaries is a party to or has:

        (a) any pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay or other similar plans, programs or agreements or material personnel policy which is not set forth in section 3.12 of the Travelbyus Disclosure Schedule (other than normal policies regarding holidays, vacations and salary continuation during short absences for illnesses or other reasons);

        (b) any employment agreement which provides for a payment which, if paid pro rata on a monthly basis, would exceed $5,000 per month, or any employment agreement which is binding on Travelbyus for a period in excess of one year, with any present employee, officer, director or consultant (or former employees, officers, directors or consultants to the extent there remain at the date hereof obligations to be performed by Travelbyus or any of its Subsidiaries);

        (c) any agreement for personal services or employment that upon termination requires any payments greater than those that would otherwise be imposed by Applicable Law;

        (d)  any agreement of guarantee or indemnification;

        (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Travelbyus or any of its Subsidiaries; (i) to compete with any Person in any geographic area; (ii) to engage in any line of business; or (iii) to hire or solicit any individual for employment or consulting services;

        (f) any lease, other than the Leases, under which Travelbyus or any of its Subsidiaries is a lessee or lessor that involves payments of $100,000 or more per annum or is material to the conduct of the business of Travelbyus or any of its Subsidiaries;

        (g)  any joint venture or profit-sharing agreement;

        (h) except for trade indebtedness incurred in the ordinary course of business and reflected on the Travelbyus Balance Sheet, any loan or credit agreements providing for the extension of credit to Travelbyus or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee or otherwise that individually is in the amount of $100,000 or more;

        (i) any agreement or arrangement with any third Person to develop any intellectual property or other asset expected to be used or currently used or useful in the business of Travelbyus or any of its Subsidiaries;

        (j) any agreement or arrangement for Travelbyus or any of its Subsidiaries to develop any intellectual property or other asset for any third Person;

        (k) any agreement or arrangement providing for the payment of any commission based on sales other than in the ordinary course of business and consistent with past practice;

        (l) any agreement for the sale or license by or to Travelbyus or any of its Subsidiaries of materials, products, services or supplies that involves future payments to Travelbyus or any of its Subsidiaries of more than $100,000;

        (m) any agreement for the purchase by Travelbyus or any of its Subsidiaries of any materials, equipment, services or supplies that either; (i) involves a binding commitment by Travelbyus or such Subsidiary to make future payments in excess of $100,000 and cannot be terminated by Travelbyus or such Subsidiary without penalty upon less than three months' notice; or (ii) was not entered into in the ordinary course of business;

        (n) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by Travelbyus or any of its Subsidiaries that involves future payments by it of more than $100,000;

        (o) any agreement or commitment to which present or former directors or officers (or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

        (p) any agreement not described above (ignoring solely for this purpose any dollar amount thresholds in those descriptions) involving the payment or receipt by Travelbyus or any of its Subsidiaries of more than $100,000, other than the Leases; or

        (q) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of Travelbyus and its Subsidiaries taken as a whole.

3.18.2. Validity, Violation and Consent - The contracts, including those listed in section 3.18 of the Travelbyus Disclosure Schedule are valid and in full force and effect.

Neither Travelbyus nor any of its Subsidiaries is in Violation of any term, condition or provision of any Contract to which Travelbyus or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective material assets or properties except for such Violations which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 3.18.2 of the Travelbyus Disclosure
Schedule identifies each Contract that requires the consent of a third Person in connection with the Transaction.

3.19. Insurance Contracts - Section 3.19 of the Travelbyus Disclosure Schedule lists all material contracts of insurance and indemnity (other than those identified as such in other sections of the Travelbyus Disclosure Schedule) in force at the date hereof with respect to Travelbyus and its Subsidiaries. Such contracts of insurance and indemnity and those identified as such in other sections of the Travelbyus Disclosure Schedule (collectively, the "Travelbyus Insurance Contracts") insure against such risks and are in such amounts as are reasonable and appropriate considering Travelbyus and its Subsidiaries and their respective property, business and operations. Except as set forth in section
3.19 of the Travelbyus Disclosure Schedule, all of Travelbyus Insurance Contracts are in full force and effect with no default thereunder by Travelbyus or any of its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The execution and delivery by Travelbyus of this Agreement and the other agreements contemplated hereby, the performance by Travelbyus of its obligations hereunder and thereunder and the consummation by Travelbyus of the other transactions contemplated hereby and thereby will not cause Travelbyus or any of its Subsidiaries to be in Violation of any Travelbyus Insurance Contracts nor entitle any other party thereto to terminate or modify a Travelbyus Insurance Contract. Neither Travelbyus nor any of its Subsidiaries has received notice from any of their respective insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under Travelbyus Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither Travelbyus nor any of its Subsidiaries has received nor has given a notice of cancellation with respect to any of Travelbyus Insurance Contracts.

3.20 Banking Relationships - Section 3.20 of the Travelbyus Disclosure Schedule sets forth the names and locations of all banks and trust companies in which Travelbyus or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes.

3.21 Suppliers, Distributors and Customers - The relationships of Travelbyus and its Subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Except as set forth in section 3.21 of the Travelbyus Disclosure Schedule since the date of the Travelbyus Balance Sheet no material supplier, distributor or customer of Travelbyus or any of its Subsidiaries has cancelled or otherwise adversely modified its relationship with Travelbyus or any of its Subsidiaries and to the knowledge of Travelbyus no supplier, distributor or customer of Travelbyus or any of its Subsidiaries has any intention to do so and to the knowledge of Travelbyus none of the execution and delivery by Travelbyus of this Agreement, the performance by Travelbyus of its obligations hereunder and the consummation by Travelbyus of the Transaction will materially adversely affect any such relationship.

3.22. Products - Each product sold, leased, licensed or delivered by Travelbyus or any of its Subsidiaries has been in material conformity with all applicable contractual commitments.

3.23. No Broker's or Finder's Fees - Except for Wellington West Capital Inc., none of Travelbyus, any of its Subsidiaries and their respective directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement, the Arrangement or any other transaction contemplated hereby. Travelbyus has made available to T24 a complete and correct copy of any engagement letter or other agreement or arrangement between Wellington West Capital Inc. on the one hand and Travelbyus on the other hand.

3.24. Full Disclosure - This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not false or misleading. To the knowledge of Travelbyus there is no fact existing on the date hereof that Travelbyus has not disclosed to T24 in writing that could result in a Material Adverse Effect.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF T24


T24 represents and warrants to Travelbyus that the statements in this Article 4 are true and correct except as set forth in the disclosure schedule delivered by T24 to Travelbyus on the date hereof (the "T24 Disclosure Schedule"). The T24 Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this Article 4. The disclosure in any section or paragraph of T24 Disclosure Schedule shall qualify other sections and paragraphs in this Article 4 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs.

4.1. Corporate Status of T24 and its Subsidiaries - Each of T24 and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation with the requisite corporate power and authority to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of T24 and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Material Adverse Effect.

Section 4.1 of the T24 Disclosure Schedule sets forth a complete list of T24's Subsidiaries, their jurisdictions of incorporation and a complete list of each jurisdiction in which each of T24 and its Subsidiaries is duly qualified and in good standing to do business.

4.2. Articles of Association, Directors and Officers - T24 has delivered to Travelbyus true and complete copies of the Articles of Association of T24 as in effect on the date hereof. Each of the minute books of T24 and its Subsidiaries made available to Travelbyus contains accurate records of all meetings and written consents of the Board of Directors and Supervisory Board of T24 or its Subsidiaries, as the case may be (and any committees thereof) and of its securityholders (or other equity holders having rights to vote or consent) since the date of incorporation and such records accurately reflect all transactions referred to in such minutes and consents. Section 4.2 of the T24 Disclosure Schedule sets forth a list of the managing directors and supervisory board members of T24 and its Subsidiaries.

4.3.    Authority for Agreement; Noncontravention

4.3.1. Authority\ - T24 has all requisite corporate power and authority to enter into this Agreement and to consummate the Transaction including without limitation the making of the T24 Loan Commitment. The execution and delivery by T24 of this Agreement and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment have been duly and validly authorized by the Board of Directors and Supervisory Board of T24. No other corporate approvals on the part of T24 are necessary to authorize the execution and delivery by T24 of this Agreement and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment. This Agreement has been duly executed and delivered by T24 and constitutes a valid and binding obligation of T24, enforceable against T24 in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws.

4.3.2. No Conflict - None of the execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment will cause a Violation of any term, condition or provision of the Articles of Association of T24 or any of its Subsidiaries or any contract, judgement, decree or order to which T24 or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or to the knowledge of T24, any Applicable Laws, other than such Violations which individually or in the aggregate would not result in a Material Adverse Effect.

4.4. Governmental Consents - No Consent is required to be obtained by T24 or any of its Subsidiaries in connection with the execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and the consummation of the Transaction including without limitation the making of the T24 Loan Commitment except any approvals required under applicable federal or state securities Laws and the rules of the GNM except for the consents of the GNM and Commerz bank which are necessary for the issuance of the shares.

4.5.    Capitalization

4.5.1. Authorized Share Capital of T24 - The authorized and issued share capital of T24 is as set forth in section 4.5.1 of the T24 Disclosure Schedule. All of the issued T24 Common Shares have been duly authorized and validly issued and are fully paid and nonassessable except with respect to 3,150,000 shares which are expected to be fully paid on or about June 30, 2000. None of the issued T24 Common Shares was issued in violation of the terms of any agreement or other understanding binding upon T24. All of the issued T24 Common Shares were issued in compliance with all applicable charter documents of T24 and all Applicable Laws. There are and have been no preemptive rights with respect to the issuance of T24 Common Shares.

4.5.2. Options and Convertible Securities of T24 - Section 4.5.2 of the T24 Disclosure Schedule sets forth a complete list of: (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which T24 or any of its Subsidiaries has reserved shares or any securities or obligations convertible into or exercisable or exchangeable for any shares, to any employee, director, consultant, service provider or other Person (collectively, the "T24 Plans"); and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. All such plans, arrangements and agreements are in compliance with all Applicable Laws. Except as set forth in section 4.5.2 of the T24 Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate T24 to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. None of the execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and thereunder and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment and any other event that occurred on or prior to the date hereof will accelerate the vesting under any item set forth in section 4.5.2 of the T24 Disclosure Schedule. There are no voting trusts or other agreements or understandings to which T24 or to the knowledge of T24, any securityholder of T24 is a party with respect to the voting of the T24 Common Shares except as set forth in section 4.5.2 of the T24 Disclosure Schedule. Except as set forth in section 4.5.2 of the T24 Disclosure Schedule, T24 is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding T24 Common Stock or other equity securities of T24.

4.5.3. Subsidiaries - Section 4.5.3 of the T24 Disclosure Schedule sets forth the authorized and issued shares of each of T24's Subsidiaries. All of the issued shares of each of T24's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued securities of any of T24's Subsidiaries was issued in violation of the terms of any agreement or other understanding binding upon the issuing Subsidiary and all of such issued securities were issued in compliance with all applicable charter documents of the issuing Subsidiary and all Applicable Laws. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate any of T24's Subsidiaries to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. There are and have been no preemptive rights with respect to the issuance of securities of any of T24's Subsidiaries. T24 owns beneficially and of record all of the outstanding securities of each of its Subsidiaries, free and clear of all Encumbrances save and except as set forth in section 4.5.3 of the T24 Disclosure Schedule. Other than T24's Subsidiaries, T24 does not own, directly or indirectly, any shares or other equity interests or securities in any Person.

4.6. Securities Reports; Financial Statements - T24 has filed all forms, reports and documents with the Deutsche Borse AG and the GNM (including prospectuses, offering memoranda and filing statements) required to be filed by it pursuant to Applicable Laws (collectively, the "T24 Securities Reports"). T24 has delivered or made available to Travelbyus true and complete copies of; (a) its . for the fiscal years ended .; (b) all proxy statements relating to T24's meetings of shareholders (whether annual or special) held since .; (c) all reporting of T24 filed by T24 with the Deutsche Borse AG since January 1, 1998; and (d) all amendments and supplements to all such forms, reports and documents filed by T24 with Deutsche Borse AG. As of their respective dates, the T24 Securities Reports complied in all material respects with Applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of T24 included in the T24 Securities Reports complied in all material respects with applicable accounting requirements and with Applicable Laws, were prepared in conformity with Germany generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements) and present fairly the consolidated financial position, results of operations, shareholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of T24 and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements to; (i) the absence of certain notes thereto; and (ii) normal year-end audit adjustments.

4.7.    Absence of Material Adverse Changes and Undisclosed Liabilities

4.7.1. Changes - Since the date of the most recent consolidated balance sheet drawn up by T24 as of December 31, 1999 (the "T24 Balance Sheet"), T24 has not experienced a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in section 4.7.1 of the T24 Disclosure Schedule, since the date of the T24 Balance Sheet neither T24 nor any of its Subsidiaries has:

        (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

         (b) accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000;

         (c) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;

         (d) experienced material damage, destruction or loss (whether or not covered by insurance) to its material property (other than ordinary wear and tear not caused by neglect);

         (e) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of the assets, tangible or intangible, of T24 or any Subsidiary;

         (f) issued, sold, delivered or otherwise disposed of any shares or any securities or obligations convertible into or exercisable or exchangeable for any shares of T24 or any of its Subsidiaries or undergone any reorganization, recapitalization, reclassification, stock split or reverse stock split except for the issuance of shares as set forth in section 4.7.1(f) of the T24 Disclosure Schedule;

         (g) accelerated, amended, repriced or changed the period of exercisability of any outstanding security or authorized cash payments in exchange for any options granted under any of the T24 Plans;

         (h) declared, set aside or paid any dividend or distribution with respect to its shares (whether in cash or in kind) or directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

         (i) entered into financial arrangements for the benefit of any director, officer or securityholder of T24 other than in connection with such Person's employment by T24 in the ordinary course of its business and consistent with past practice (however, the annual remuneration of the Managing Directors has been adjusted by a resolution of the Supervisory Board);

         (j) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $100,000 except as set forth in section 4.7.1(j) of the T24 Disclosure Schedule;

         (k) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multi-employer plans except to comply with Applicable Laws (however, annual remuneration of the Managing Directors has been adjusted by a resolution of the Supervisory Board);

        (l) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees other than in the ordinary course of its business and consistent with past practice; or

        (m)   committed (orally or in writing) to do any of the foregoing.

4.7.2. Liabilities - Except for liabilities and obligations set forth in; (i) the T24 Securities Reports; or (ii) section 4.7.2 of the T24 Disclosure Schedule, neither T24 nor any of its Subsidiaries has any Liabilities required by Germany generally accepted accounting principles to be set forth on a consolidated balance sheet of T24 or in the notes thereto and which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

4.8. Litigation and Audits - Except as set forth in section 4.8 of the T24 Disclosure Schedule, there is no investigation or inquiry by any Governmental Entity with respect to T24 or any of its Subsidiaries pending or to the knowledge of T24 threatened, nor has any Governmental Entity indicated to T24 or any of its Subsidiaries an intention to conduct the same. Except as set forth in section 4.8 of the T24 Disclosure Schedule, there is no claim, action, suit, arbitration or proceeding pending or to the knowledge of T24, threatened against or involving T24, any of its Subsidiaries or any of their respective assets or properties, at law or in equity or before any arbitrator or Governmental Entity, which if determined adversely to T24 or any Subsidiary could result in a Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against T24 or any of its Subsidiaries, which if existed, would result in a Material Adverse Effect.

4.9. Compliance with Applicable Law and Articles of Association - Each of T24 and its Subsidiaries has all requisite Permits necessary to carry on its respective business as currently being conducted and to own, lease and operate the respective properties currently owned, leased and operated by it in the manner currently owned, leased and operated, except where the failure to have such Permits would not result in a Material Adverse Effect. There are no proceedings pending or to the knowledge of T24 threatened, which might result in the revocation, cancellation, suspension or adverse modification of any such Permit. The business of T24 and its Subsidiaries has not been conducted in Violation of Applicable Laws, except for Violations which individually or in the aggregate would not result in a Material Adverse Effect. Neither T24 nor any of its Subsidiaries is in Violation of nor has any event occurred that has resulted or will result in any Violation of any term, condition or provision of the Articles of Association of T24 and its Subsidiaries.

4.10. Books and Records; Accounting Matters - The books, records and accounts of T24 and its Subsidiaries: (a) have been maintained in accordance with good business practices; (b) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the respective assets of T24 and its Subsidiaries; and (c) accurately and fairly reflect in all material respects the basis for the

T24 Balance Sheet. T24 has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary: (a) to permit preparation of accurate financial statements in conformity with Germany generally accepted accounting principles or any other criteria applicable to such statements; and
(b) to maintain accountability for assets. For the business year 1999, T24 has changed its consolidated accounting from German accounting principles to US generally accepted accounting principles.

4.11.   Tax Matters

4.11.1. Filing of Returns - Each of T24 and its Subsidiaries has prepared and timely filed with all appropriate Governmental Entities all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Neither T24 nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than extensions for which T24 or any of its Subsidiaries has filed a request which request has resulted in the automatic granting of such extension. No Governmental Entity in any jurisdiction in which T24 and any of its Subsidiaries does not file Tax Returns has ever claimed that T24 or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

4.11.2. Payment of Taxes - All Taxes payable or owed by T24 and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due, and all Taxes due. In the case of Taxes accruing on or before the date hereof that are not due on or before the date hereof, T24 has made adequate provision in its books and records and financial statements for such payment. There are no security interests on any assets of T24 or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

4.11.3. Withholding - Each of T24 and its Subsidiaries has withheld from payments made to each of its current or former employees, officers, directors, shareholders, independent contractors, creditors, non-residents and other Persons all amounts required by Applicable Laws to be withheld and, where required, has remitted such amounts within the applicable periods to the appropriate Governmental Entity.

4.11.4. Assessments - Neither T24 nor any of its Subsidiaries expects any authority to assess any additional Taxes in excess of tax reserves provided for in T24's financial statements against T24 or any of its Subsidiaries for any period for which Tax Returns have been filed. No Tax Return of T24 or any of its Subsidiaries has been audited or currently is the subject of audit. No Governmental Authority has raised any dispute or claim concerning any Tax liability of T24 or any of its Subsidiaries. Neither T24 nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

4.11.5. Access to Returns - T24 has provided Travelbyus with a copy of or access to all German and other state and local income and capital Tax returns filed by T24 and its Subsidiaries after.. T24 has provided Travelbyus with a copy of or access to all assessments, extensions and waivers resulting from any examinations or audits of T24 or any of its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by T24 or any of its Subsidiaries and described in section 4.11 of the T24 Disclosure Schedule.

4.12. Employee Benefit Plans - Except for the Employee Stock Purchase Plan described under section 4.5.2., there are no Employee Benefit Plans.

4.13. Employment-Related Matters - Neither T24 nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of T24 or any of its Subsidiaries nor are any of such contracts or agreements pending or contemplated except as set forth in section 4.13 of the T24 Disclosure Schedule. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or to the knowledge of T24, threatened against or otherwise affecting T24 and neither T24 nor any of its Subsidiaries has ever experienced same. Except as set forth in section 4.13 of the T24 Disclosure Schedule neither T24 nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time nor has T24 or any of its Subsidiaries planned or announced any such action or program for the future with respect to which T24 or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by T24 or any of its Subsidiaries to their respective employees before the date hereof have been paid or accrued in all material respects as of the date hereof. No Person has asserted any claim or to the knowledge of T24 has any reasonable basis to assert any valid claim against T24 or any of its Subsidiaries that either the continued employment by or association with T24 or any of its Subsidiaries of any of the current officers or employees of or consultants to T24 or any of its Subsidiaries contravenes any agreements or Applicable Laws relating to unfair competition, trade secrets or proprietary information. Closing will not result in the payment, vesting, or acceleration of any benefit, payment or amount under any of the T24 Benefit Plans.

4.14.   Environmental

4.14.1. Environmental Laws - T24 and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither T24 nor any of its Subsidiaries has received any communication that alleges that T24 or any of its Subsidiaries was or is not in compliance in all respects with or has any liability under any applicable Environmental Law. To the knowledge of T24, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws.

4.14.2. Environmental Claims - There is no Environmental Claim pending or to the knowledge of T24 threatened against or involving T24 or any of its Subsidiaries or against any Person whose liability for any Environmental Claim T24 or any of its

Subsidiaries has or may have retained or assumed either contractually or by operation of law that, if existed, would cause a Material Adverse Effect.

4.15.   Assets Other Than Real Property

4.15.1. Title - T24 and its Subsidiaries have good and defensible title to all of the tangible assets shown on the T24 Balance Sheet, in each case, free and clear of any Encumbrances except; (a) assets disposed of since the date of the T24 Balance Sheet in the ordinary course of business and in a manner consistent with past practice and not material in amount; (b) Encumbrances reflected in the T24 Balance Sheet or otherwise in the most recent consolidated financial statements as of December 31, 1999; (c) Permitted Encumbrances; (d) Encumbrances set forth in section 4.15 of the T24 Disclosure Schedule; and (e) Encumbrances in the ordinary course of business which are customary in the trade.

4.15.2. Condition - Except as set forth in section 4.15.2 of the T24 Disclosure Schedule, all receivables shown on the T24 Balance Sheet and all receivables accrued by T24 and its Subsidiaries since the date of the T24 Balance Sheet have been collected or are collectible in the aggregate amount shown or have been written off as irrevocable. All material plant, equipment and personal property owned by T24 and its Subsidiaries and regularly used in their respective business are in good operating condition and repair, ordinary wear and tear excepted.

4.16.   Real Property

4.16.1. T24 Real Property - Except as set forth on section 4.16.1 of the T24 Disclosure Schedule, neither T24 nor its Subsidiaries own any real property.

4.16.2. T24 Leases - Section 4.16.2 of the T24 Disclosure Schedule lists all of the Leases of T24 and its Subsidiaries. T24 has delivered or made available to Travelbyus complete copies of the Leases and all material amendments thereto (which are identified in section 4.16.2 of the T24 Disclosure Schedule). The T24 Leases grant to T24 or its Subsidiaries leasehold estates free and clear of all Encumbrances except Permitted Encumbrances. The T24 Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither T24 nor any of its Subsidiaries nor to the knowledge of T24, any other party to a T24 Lease is in material Violation of any T24 Lease nor are there any facts or circumstances that would reasonably indicate that T24 or any of its Subsidiaries is likely to be in material Violation of any T24 Lease. Section 4.16.2 of the T24 Disclosure Schedule correctly identifies each T24 Lease that requires the consent of any Person in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the T24 Leases remains to be paid for or to be performed by T24 or any of its Subsidiaries.

4.16.3. Condition - All buildings, structures and fixtures or parts thereof used by T24 or any of its Subsidiaries in the conduct of their respective business are in good operating condition and repair, ordinary wear and tear excepted and are insured with all coverages that are usual and customary for similar properties and similar businesses and that, pursuant to the terms of the T24 Leases, are required to be insured by third parties.

4.17.   Intellectual Property

4.17.1. Right to Intellectual Property - Except as set forth in section 4.17.1 of the T24 Disclosure Schedule, T24 and its Subsidiaries own or have, subject to statutory restrictions, rights to use all patents, industrial designs, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, websites, domain names, inventions, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used in the business of T24 and its Subsidiaries (the "T24 Proprietary Rights"), free and clear of any and all Encumbrances. To the knowledge of T24, there is no reason why T24 and its Subsidiaries will not be able to continue to own or have, subject to statutory restrictions, unlimited rights to use all T24 Proprietary Rights necessary for the lawful conduct of their respective business as currently conducted and as currently proposed to be conducted without any infringement or conflict with the rights of others. Except as set forth in section 4.17.1 of the T24 Disclosure Schedule, all of the rights of T24 and its Subsidiaries in and to the T24 Proprietary Rights are freely assignable in the name of T24 or one of its Subsidiaries including the right to create derivatives and T24 and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of the T24 Proprietary Rights.

4.17.2. List of T24 Proprietary Rights - Section 4.17.2 of the T24 Disclosure Schedule sets forth a complete list of the T24 Proprietary Rights specifying, where applicable, the jurisdictions in which each of the T24 Proprietary Rights has been issued or registered or in which an application for such issuance or registration has been filed including the respective registration or application numbers and the names of all registered owners and inventors, as applicable. None of the products of T24 and its Subsidiaries as currently marketed or supported have been registered for patent protection or for copyright protection in any jurisdiction nor has T24 or any of its Subsidiaries been requested to make any such registration.

4.17.3. Royalties - Except as set forth in section 4.17.3 of the T24 Disclosure Schedule, neither T24 nor any of its Subsidiaries is obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of their respective T24 Proprietary Rights.

4.17.4. Licenses - Section 4.17.4 of the T24 Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements to which T24 or any of its Subsidiaries is a party and pursuant to which T24 or any of its Subsidiaries is authorized to use any T24 Proprietary Right (excluding End-User Licenses). The T24 Proprietary Rights include all trademarks, trade names, service marks, trade secrets, websites and domain names and software and all patent rights and industrial design rights that are necessary for T24 and its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. None of T24, any of its Subsidiaries and the other contracting parties thereto is in violation of any license, sublicense or agreement included in such list except for violations that do not materially impair the rights of T24 or its Subsidiaries under such license, sublicense or agreement, except as would not have a Material Adverse Effect. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment will not cause T24 or any of its Subsidiaries to be in violation or in default under any such license, sublicense or agreement nor will entitle any other party to any material license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

4.17.5. Status of Registrations - All of the T24 Proprietary Rights set forth in section 4.17.2 of the T24 Disclosure Schedule as having been issued by, registered with or filed with any patent or trademark office have been duly so issued, registered or filed, as the case may be and have been properly maintained and renewed in accordance with all Applicable Laws. T24 and each of its Subsidiaries have diligently protected their respective T24 Proprietary Rights and have diligently maintained the confidentiality of their trade secrets, know-how and other confidential T24 Proprietary Rights. To the knowledge of T24 there have been no acts or omissions by T24 or any of its Subsidiaries the result of which has been or would be to compromise the rights of T24 or any of its Subsidiaries to apply for or enforce appropriate legal protection of the T24 Proprietary Rights except as set forth in section 4.17.5 of the T24 Disclosure Schedule.

4.17.6. No Conflict - Except as set forth in section 4.17.6 of the T24 Disclosure Schedule, no claims with respect to the T24 Proprietary Rights are pending, have been asserted or to the knowledge of T24 are threatened by any Person nor to the knowledge of T24 are there any valid grounds for any bona fide claims; (a) to the effect that the development, sale, licensing or use of any of the products of T24 and its Subsidiaries as now developed, sold, licensed or used or as proposed for development, sale, licensing or use by T24 and its Subsidiaries infringes on any patent, industrial design, trademark, trade name, service mark, copyright, trade secret, website or domain name or other proprietary right of any Person; (b) against the use by T24 or any of its Subsidiaries of any patents, industrial designs, trademarks, trade names, service marks, copyrights, website or domain name and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material used in the business of T24 and its Subsidiaries as currently conducted or as proposed to be conducted; or (c) challenging the ownership by T24 or any of its Subsidiaries of the validity of any registration for any application relating to or the effectiveness of any of the T24 Proprietary Rights. To the knowledge of T24 there is no unauthorized use, infringement or misappropriation of any of the T24 Proprietary Rights by any third Person, including without limitation, any current or former employee of T24 or any of its Subsidiaries. No T24 Proprietary Right or product of T24 or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by T24 or any of its Subsidiaries.

4.17.7. Employee Agreements - To the knowledge of T24, no employee, officer or consultant of T24 or any of its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee, officer or consultant with T24 or any of its Subsidiaries.

4.18.   Agreements, Contracts and Commitments

4.18.1. T24 Agreements - Except as set forth in section 4.18 of the T24 Disclosure Schedule, neither T24 nor any of its Subsidiaries is a party to or has:

        (a) any pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay or other similar plans, programs or agreements or material personnel policy which is not already set forth in section 4.12 of the T24 Disclosure Schedule (other than normal policies regarding holidays, vacations and salary continuation during short absences for illnesses or other reasons);

        (b) any employment agreement which provides for a payment which, if paid pro rata on a monthly basis, would exceed $5,000 per month, or any employment agreement which is binding on T24 for a period in excess of one year, with any present employee, officer, director or consultant (or former employees, officers, directors or consultants to the extent there remain at the date hereof obligations to be performed by T24 or any of its Subsidiaries);

        (c) any agreement for personal services or employment that upon termination requires any payments greater than those that would otherwise be imposed by Applicable Law;

        (d)    any agreement of guarantee or indemnification;

        (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of T24 or any of its Subsidiaries; (i) to compete with any Person in any geographic area; (ii) to engage in any line of business; or (iii) to hire or solicit any individual for employment or consulting services;

        (f) any lease, other than the Leases, under which T24 or any of its Subsidiaries is a lessee or lessor that involves payments of $100,000 or more per annum or is material to the conduct of the business of T24 or any of its Subsidiaries;

         (g)   any joint venture or profit-sharing agreement;

         (h) except for trade indebtedness incurred in the ordinary course of business and reflected on the T24 Balance Sheet, any loan or credit agreements providing for the extension of credit to T24 or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee or otherwise that individually is in the amount of $100,000 or more;

         (i) any agreement or arrangement with any third Person to develop any intellectual property or other asset expected to be used or currently used or useful in the business of T24 or any of its Subsidiaries;

         (j) any agreement or arrangement for T24 or any of its Subsidiaries to develop any intellectual property or other asset for any third Person;

         (k) any agreement or arrangement providing for the payment of any commission based on sales other than in the ordinary course of business and consistent with past practice;

         (l) any agreement for the sale or license by or to T24 or any of its Subsidiaries of materials, products, services or supplies that involves future payments to T24 or any of its Subsidiaries of more than $100,000;

         (m) any agreement for the purchase by T24 or any of its Subsidiaries of any materials, equipment, services or supplies that either:
               (i) involves a binding commitment by T24 or such Subsidiary to make future payments in excess of $100,000 and cannot be terminated by T24 or such Subsidiary without penalty upon less than three months' notice; or (ii) was not entered into in the ordinary course of business;

         (n) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by T24 or any of its Subsidiaries that involves future payments by it of more than $100,000;

         (o) any agreement or commitment to which present or former directors or officers (or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

         (p) any agreement not described above (ignoring solely for this purpose any dollar amount thresholds in those descriptions) involving the payment or receipt by T24 or any of its Subsidiaries of more than $100,000, other than the Leases; or

        (q) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of T24 and its Subsidiaries taken as a whole.

4.18.2. Validity, Violation and Consent - The Contracts listed in section 4.18 of the T24 Disclosure Schedule are valid and in full force and effect. Neither T24 nor any of its Subsidiaries is in Violation of any term, condition or provision of any Contract to which T24 or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective material assets or properties, except for such Violations which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 4.18.2 of the T24 Disclosure Schedule identifies each Contract that requires the consent of a third Person in connection with the Transaction including without limitation the making of the T24 Loan Commitment.

4.19. Insurance Contracts - Section 4.19 of the T24 Disclosure Schedule lists all material contracts of insurance and indemnity in force at the date hereof with respect to T24 and its Subsidiaries. Such contracts of insurance and indemnity (collectively, the "T24 Insurance Contracts") insure against such risks and are in such amounts as are reasonable and appropriate considering T24 and its Subsidiaries and their respective property, business and operations. Except as set forth in section 4.19 of the T24 Disclosure Schedule, all of the T24 Insurance Contracts are in full force and effect with no default thereunder by T24 or any of its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and the consummation by T24 of the Transactions including without limitation the making of the T24 Loan Commitment and thereby will not cause T24 or any of its Subsidiaries to be in Violation of any T24 Insurance Contracts nor entitle any other party thereto to terminate or modify a T24 Insurance Contract. Neither T24 nor any of its Subsidiaries has received notice from any of their respective insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the T24 Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither T24 nor any of its Subsidiaries has received or has given a notice of cancellation with respect to any of the T24 Insurance Contracts.

4.20. Banking Relationships - Section 4.20 of the T24 Disclosure Schedule sets forth the names and locations of all banks and trust companies in which T24 or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes.

4.21. Suppliers, Distributors and Customers - The relationships of T24 and its Subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Except as set forth in section
4.21 of the T24 Disclosure Schedule, since the date of the T24 Balance Sheet, no material supplier, distributor or customer of T24 or any of its Subsidiaries has cancelled or otherwise adversely modified its relationship with T24 or any of its Subsidiaries, and to the knowledge of T24, no supplier, distributor or customer of T24 or any of its Subsidiaries has any intention to do so. To the knowledge of T24, none of the execution and delivery by T24 of this Agreement, the performance by T24 of its obligations hereunder and the consummation by T24 of the Transaction including without limitation the making of the T24 Loan Commitment will materially adversely affect any such relationship.

4.22. Products - Each product sold, leased, licensed or delivered by T24 or any of its Subsidiaries has been in material conformity with all applicable contractual commitments.

4.23. No Broker's or Finder's Fees - None of T24, any of its Subsidiaries and their respective directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement except for contracts with Von Weichs and Partner GmbH and CMF AG.

4.24. Full Disclosure - This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not false or misleading. To the knowledge of T24 there is no fact existing on the date hereof that T24 has not disclosed to Travelbyus in writing that could result in a Material Adverse Effect.

                                   Article 5
                              Non-Waiver; Survial
                              -------------------

5.1 Non-Waiver - No investigations made by or on behalf of Travelbyus or T24 at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Travelbyus or T24, as applicable, in or pursuant to this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. However, the circumstances set forth in the Travelbyus and the T24 Disclosure Schedules are, to the extent they have been duly disclosed, deemed known to the respective other Party; the Agreement is concluded with imputed knowledge of such circumstances and therefore no claims may be raised in this respect.

5.2 Nature and Survival - All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Travelbyus Shares and/or T24 Shares, except that:

      (i) any claim for intentional misrepresentation or fraud may be brought at any time within the applicable statute of limitations;

     (ii)  the representations and warranties set out in sections 3.1 to 3.4 and
           4.1 to 4.4 shall survive and continue in full force and effect within the applicable statute of limitations without limitation of time;

     (iii) representations and warranties as to environmental matters shall survive for a period of 10 years from the Closing Date;

     (iv) representations and warranties concerning Tax matters shall survive for a period of 90 days after the relevant authorities shall no longer be entitled to assess liability for Tax against the Corporation for any particular taxation year ended on or prior to the Closing Date; and

     (v) all other representations and warranties shall survive for a period of three years from the Closing Date.


                                   Article 6
                      Conditions Precedent Of Travelbyus
                      ----------------------------------

The obligation of Travelbyus to complete the issuance of Travelbyus Shares under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of Travelbyus and may be waived by Travelbyus in whole or in part):

6.1 Truth and Accuracy of Representations and Warranties of T24 at the Closing Time - All of the representations and warranties of T24 made in or pursuant to this Agreement shall be true and correct as at the Closing Time.

6.2 Performance of Obligations - T24 shall have performed or complied with, in all respects, its obligations, covenants and agreements under this Agreement.

6.3 Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the issuance of the T24 Shares under this Agreement and all actions and proceedings taken on or prior to Closing in connection with the performance by T24 of its obligations under this Agreement, shall be satisfactory to Travelbyus, acting reasonably and Travelbyus shall have received copies of all such documentation or other evidence as Travelbyus may reasonably request in order to establish the consummation of the Transaction and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to Travelbyus, acting reasonably.

6.4 Opinion of Counsel for T24 - Travelbyus shall have received an opinion dated the Closing Date from counsel to T24 with respect to T24 and this Agreement on terms and conditions satisfactory to Travelbyus and its counsel. Travelbyus shall have received all schedules, appendices and attachments mentioned in this Agreement from T24 within 20 days after the date hereof for due diligence review until Closing.

6.5 Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such Governmental Authorities) required in connection with the completion of the Transaction, the execution of this Agreement, Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time.

6.6 No Injunction - There shall be no injunction or restraining order issued preventing and no pending or threatened Claim, judicial or administrative or investigation against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the Transaction or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

6.7 Substantial Damage - No substantial damage by fire or other hazard to the assets of T24 shall have occurred prior to the Closing Time.

If any of the foregoing conditions in this Article have not been fulfilled by Closing, Travelbyus may terminate this Agreement by notice in writing to T24, in which event Travelbyus is released from all obligations under this Agreement and unless Travelbyus can show that the condition relied upon could reasonably have been performed by T24, T24 is also released from all obligations under this Agreement. Travelbyus may waive compliance with any condition in whole or in part if it sees fit to do so without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   Article 7
                          Conditions Precedent Of T24
                          ---------------------------

The obligation of T24 to complete the issuance of the T24 Shares under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of T24 and may be waived by T24 in whole or in part).

7.1 Truth and Accuracy of Representations and Warranties of Travelbyus at Closing Time - All of the representations and warranties of Travelbyus made in or pursuant to this Agreement shall be true and correct as at the Closing Time.

7.2 Performance of Obligations - Travelbyus shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

7.3 Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the issuance of the Travelbyus Shares under this Agreement and all actions and proceedings taken on or prior to Closing in connection with the performance by Travelbyus of its obligations under this Agreement, shall be satisfactory to T24, acting reasonably and T24 shall have received copies of all such documentation or other evidence as T24 may reasonably require in order to establish the consummation of the Transaction and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to T24, acting reasonably.

7.4 Receipt of Schedules - T24 shall have received all schedules, appendices and attachments mentioned in this Agreement from Travelbyus within 20 days after the date hereof for due diligence review until Closing.

7.5 Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such Governmental Authorities) required in connection with the completion of the Transaction, the execution of this Agreement, Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time.

If any of the foregoing conditions in this Article have not been fulfilled by Closing, T24 may terminate this Agreement by notice in writing to Travelbyus in which event T24 is released from all obligations under this Agreement and unless T24 can show that the condition relied upon could reasonably have been performed by Travelbyus, Travelbyus is also released from all obligations under this Agreement. T24 may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition in whole or in part or to their rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   Article 8
                                Indemnification
                                ---------------

8.1 Indemnification by T24. - T24 agrees to indemnify and save harmless Travelbyus without duplication on an after-tax basis from and against all Losses suffered or incurred by Travelbyus as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by T24 of or any inaccuracy of any of the representations and warranties of T24 set out in this Agreement (provided that the indemnity provided for in this section 8.1A(a) shall not apply in the case of a breach or inaccuracy of any representation or warranty unless Travelbyus shall have provided notice to T24 in accordance with this Article 9 on or prior to the expiration of such representation and warranty as provided in section 6.2);

     (b) any breach or non-performance by T24 of any covenants to be performed by T24 under this Agreement;

     (c)  any liability arising by reason of a breach of the provisions of section 10.2.

8.2 Indemnification by Travelbyus - Travelbyus agrees to indemnify and save harmless T24 without duplication on an after-tax basis from and against all Losses suffered or incurred as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by Travelbyus of or any inaccuracy of any of the representations and warranties of Travelbyus set out in this Agreement provided that the indemnity provided for in this section 8.2(a) shall not apply in the case of a breach or inaccuracy of any representation or warranty unless T24 shall have provided notice to Travelbyus in accordance with this Article 9 on or prior to the expiration of such representation and warranty as provided in section 6.2);

     (b) any breach or non performance by Travelbyus of any covenants to be performed by Travelbyus under this Agreement; and

     (c)  any liability arising by reason of a breach of the provisions of section 11.2.

8.3 Notification of and Participation in Claims - No claim for indemnification will arise until notice thereof is given to T24 or Travelbyus , as the case may be. Such notice shall be sent within a reasonable time following the determination by Travelbyus or T24, as applicable, that a claim for indemnity exists. If any legal proceedings shall be instituted or any claim or demand is asserted by any third Person in respect of which T24 or Travelbyus , as applicable, may have an obligation to indemnify Travelbyus , or T24, as the case may be, Travelbyus or T24, as the case may be, shall give or cause to be given to T24 or Travelbyus , as the case may be, written notice thereof and such Party shall have the right, at its option and expense, to be present at the defence of such proceedings, claim or demand, but not to control the defence, negotiation or settlement thereof, which control shall at all times rest with Travelbyus or T24, as the case may be, unless T24 or Travelbyus , as the case may be, irrevocably acknowledges full and complete responsibility for indemnification of Travelbyus or T24, as the case may be, in which case T24 or Travelbyus , as the case may be, may assume such control through counsel of its choice provided however that no settlement shall be entered into without Travelbyus 's written consent or the Vendor's written consent, as the case may be, which shall not be unreasonably withheld. The Parties shall co-operate fully with each other in connection with the defence, negotiation or settlement of any such third Person legal proceeding, claim or demand by reason of a breach of the provisions of section 11.2.

8.4 De Minimis Threshold - Travelbyus and T24 shall be liable for claims for indemnification only in the event that the aggregate amount of such claims exceeds US$1,000,000 (United Sates Dollar one million), respectively. In case the aggregate amount of such damages exceeds the aforementioned threshold, Travelbyus and T24, respectively, shall be liable for the entire amount of the claims.

8.5 Limitation of Remedies - The claims for indemnification and resulting remedies shall not include the claim to rescind or cancel or in any other way withdraw from this Agreement. Otherwise, the rights and remedies of Travelbyus and T24 arising out of a breach of misrepresentations, warranties or covenants under this Agreement shall not be limited, unless such limitation is specifically provided for.

                                   Article 9
                            Post Closing Covenants
                            ----------------------

9.1 Board Appointments - Travelbyus and T24 covenant and agree, that as provided in the LOI, each party has appointed three observers to each other's board of directors, namely Bill Kerby, John Fenyes and Richard L. Morgen in the case of the nominees of Travelbyus and Marc Maslatun, Knut Wehner and Bertram von Plettenberg in the case of T24. All of such observers or their respective duly appointed successors shall be entitled to receive notice of and attend at (but not be heard at) all meetings of the board of directors of such other party, such provision to continue until the earlier of completion of the T24 Merger and December 31, 2000.

9.3 Exchange of Information and Resources - Travelbyus and T24 covenant and agree to fully exchange information of their respective businesses and financial plans and to exchange mutual resources including without limitation, technology, supplier contracts and tourist flows on a most preferred basis. Travelbyus and T24 will co-ordinate their respective businesses and financial plans and will establish a pro-forma common business and financial plan as soon as possible on the assumption of a 'virtually merged entity" as a basis for the T24 Merger. Each of Travelbyus and T24 agree to notify the other party with respect to significant transactions.

9.4 T24 Merger - Travelbyus and T24 covenant and agree that from and after Closing they shall use their respective best efforts to; (i) negotiate and settle the terms and conditions of the T24 Merger, including without limitation, the share exchange ratio forming a part thereof (the "T24 Share Exchange Ratio") ; (ii) each retain separate investment banking advisors in order to provide a fairness opinion with respect to the T24 Share Exchange Ratio; (iii) negotiate, settle, execute and deliver a form of agreement to provide for the T24 Merger (the "T24 Merger Agreement") which agreement will contain mutual covenants, representations and warranties; (iv) procure all requisite court and regulatory approvals in connection with the T24 Merger and the T24 Merger Agreement, including without limitation, the approval of the TSE and the GNM; (v) procure all requisite board approvals in connection with the T24 Merger and the T24 Merger Agreement; and (vi) procure all requisite shareholder approvals in connection with the T24 Merger and the T24 Merger Agreement and in connection therewith to co-operate with each other with respect to all information (business-related and otherwise) to be contained in any and all related proxy-solicitation materials to be forwarded to shareholders in connection with a joint meeting or joint meetings to be held to consider and approve, among other things, the T24 Merger and the T24 Merger Agreement and to procure all requisite regulatory approvals in connection therewith.

                                  Article 10
                                    General
                                    -------

10.1 Public Notices - All public notices to third Persons and all other publicity concerning the Transaction shall be jointly planned and co-ordinated by Travelbyus and T24 and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld except where required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Party is not practicable.

10.2 Expenses - Each of the Parties shall pay their respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the Transaction and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred by the Party including any fees and expenses of any broker or investment advisor in connection with the issuance of Travelbyus Shares and/or the T24 Shares.

10.3 Notices - Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered, or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

     (a)  to Travelbyus at:      .
                                 .

          with a copy to:        .
                                 .

          Attention:             .
          Fax No.:               .


     (b)  to T24  at:            .

          Attention:             .
          Fax No.:               .

          with a copy to:      .

          Attention:           .
          Fax No.:             .

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this section. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

10.4 Assignment - Neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

10.5 Further Assurances - The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the Transaction and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

10.6 Counterparts and Facsimile - This Agreement may be executed by the Parties in separate counterparts and by facsimile each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.

                                        TRAVELBYUS.COM LTD.

                                        Per: /s/  Bill Kerby
                                             --------------------

                                        TRAVEL24.COM AG

                                        Per: /s/  Knut Wehner
                                             --------------------
                                             /s/  Andre Derksen
                                             --------------------

         This Share Exchange Agreement including Appendices A, B E-C may only be rescinded in case of gross mis-representation on either side discovered within the 20 day review period as mentioned in paragraph 6.4

         This Agreement is further subject to review by both parties' legal counsel until 5 p.m., Tuesday, June 20, 2000, Toronto time to ensure it properly reflects the intention of the LOI dated May 23, 2000-09-05

/i/  BK, KW, AD

                              TRAVELBYUS.COM LTD.
                         204-3237 King George Highway
                         White Rock, British Columbia
                                    V4P 1B7

July 11, 2000
Travel24.comAG
Altheimer Eck 2
D-80331 Munchen

Dear Sirs:

RE:  Letter of Intent dated as of May 23, 2000
     -----------------------------------------

Reference is made to the above noted letter of intent (the "LOI") and the US$3 million convertible, callable, redeemable, secured debenture dated as of June 16, 2000 (the "Debenture") executed pursuant to the LOI.

By our respective execution of this letter, we do hereby agree that, as provided in the LOI, the rate of interest in the Debenture shall be deemed to be US$LIBOR plus 1 percent per annum, payable quarterly in arrears and calculated based on the LIBOR rate in effect on the first day of such quarter.

Additionally, we do hereby agree that the share exchange agreement (the "Agreement") executed by Travelbyus and T24 and dated as of June 16, 2000, shall be deemed to include the following information (which was accidentally omitted from the Agreement):

1.   Jurisdiction of Incorporation of T24:  Munich.

2.   Section 1.6:  US-GAAP.

3.   Section 4.6:  See contractual documentation June 20, 2000.

4.   Section 4.11.5:    31.12.1999.

5. Section 10. 3 (a) notice to Travelbyus at the address set forth above with a copy to Cassels Brock & Blackwell LLP Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2 Attention: John H. Craig, Facsimile Number (416) 360-8877.

6.   Section 10.3 (b) notice to T24 and its counsel:
     Hearmann, Hemmerlrath & Partner
     Maximilianstrasse 35
     B0539 Munich
     Germany
     Attn: Dr. Matthias Schueppen

Yours truly,

TRAVELBYUS.COM LTD.


Per: /s/ John Craig
     --------------
Agreed to and accepted to this 17/th/ day of July, 2000.

TRAVEL24.COMAG

Per: /s/  Knut Wehner
     ----------------

/s/ Marc Maslaton (CEO)
----------------------